UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2013

CardioGenics Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-28761	88-0380546
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6295 Northam Drive, Unit 8, Mississauga, Ontario, L4V 1W8

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (905) 673-8501

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Investment Agreement

On September 27, 2013, CardioGenics Holdings Inc. (the “Company”) entered into an investment agreement (the “Investment Agreement”) with Dutchess Opportunity Fund, II, LP (the “Investor”), whereby the Company may sell, and the Investor is obligated to purchase, up to $5 million (the “Put Offering”) of the Company’s common, par value $0.00001 per share (the “Common Stock”). The purchase price of any shares of Common Stock sold pursuant to the Put Offering shall be determined by the lowest daily volume weighted average price during the applicable pricing period. Any shares of Common Stock sold in the Put Offering will be sold pursuant to a registration statement to be filed by the Company pursuant to the terms of a registration rights agreement (as defined below). Any shares of Common Stock sold pursuant to the Put Offering will be sold directly to the Investor without a placement agent, underwriter, broker or dealer.

Registration Rights Agreement

On September 27, 2013, the Company entered into a registration rights agreement (the “Rights Agreement”) with the Investor, whereby the Company has agreed to file a registration statement (the “Registration Statement”) pursuant to the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Act”)with the U.S. Securities & Exchange Commission (the “SEC”) within thirty (30) days after September 27, 2013. The Registration Statement shall register 30,000,000 shares of Common Stock with the SEC. Pursuant to Rule 416(a) under the Act, the Registration Statement shall also cover any additional shares to be issued upon a stock-split, stock dividend or any similar transaction.

The Investment Agreement contains customary representations and warranties and indemnification provisions, and the Rights Agreement contains customary covenants and indemnification provisions. The Investment Agreement also contains customary closing conditions with respect to any shares of Common Stock sold pursuant to the Put Offering.

The Investment Agreement and Rights Agreement have been included to provide investors and security holders with information regarding their respective terms, and not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the each of the Investment Agreement and Rights Agreement, as applicable, were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

The foregoing descriptions of each of the Investment Agreement and Rights Agreement are qualified in their entirety by reference to the full text of the Investment Agreement and Rights Agreement, each of which is attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

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ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
10.1	Investment Agreement, dated as of September 27, 2013, by and between CardioGenics Holdings Inc. and Dutchess Opportunity Fund, II, LP.
10.2	Registration Rights Agreement, dated as of September 27, 2013, by and between CardioGenics Holdings Inc. and Dutchess Opportunity Fund, II, LP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENICS HOLDINGS INC.

Dated: October 3, 2013	/s/ Yahia Gawad
Yahia Gawad
Chief Executive Officer

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